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                                                                Exhibit 10.e(ii)

                                     [Date]

[Name]

[Address1]
[Address2]
[Address3]
[Address4]

Dear [Salutation]:

     On behalf of the Company, I am pleased to inform you that on [date], the Board of Directors granted you a non-qualified stock option pursuant to the Company's 1997 Non-Employee Directors Stock Plan (the "Plan"), subject to the conditions set forth below and in the Appendix attached hereto. This letter and the attached Appendix (the "Agreement") state the terms of the option and contain other provisions which on your acceptance commit the Company and you, so I urge you to read them carefully. You should also read the Plan and Prospectus dated [date] , covering the shares which are the subject of this option. Enclosed are copies of these documents as well as our latest annual report to stockholders and proxy statement to the extent our records indicate you may not have previously received them. Copies are also available upon request to the Company. We also suggest that you review the federal income tax attributes of non-qualified stock options which are discussed in the Prospectus. This option does not qualify for the federal tax benefits of an "incentive stock option" under the Internal Revenue Code, as described in the Prospectus.

     This option, if accepted by you, grants you the right to purchase [no. of shares] shares of the Company's $1.00 par value Common Stock at a price of [$____] per share, which the Board has determined is the fair market value of a share of the Company's Common Stock on the date of grant as reflected by trades reported on the New York Stock Exchange.

WHEN THE OPTION IS EXERCISABLE AND TERMINATION

     This option is exercisable cumulatively in installments of 20% commencing as of [date], 20% as of [date], 20% as of [date], 20% as of [date] and 20% as of [date]; provided that on each date of exercise you qualify under the provisions of the Plan, including Section 6, to exercise such option. All installments of the option as above described must be exercised no later than [date]; all unexercised installments or portions thereof shall lapse and the right to purchase shares pursuant to this option shall be of no further effect after such date. If your term as an Eligible Director, as defined in the Plan, is terminated for any reason, the option shall terminate, continue to vest or become immediately vested, and shall be exercisable, in accordance with Section 6 of the Plan.

     As provided in the Plan, if at any time you engage in an activity following your termination of service which in the sole judgment of the Board of Directors is detrimental to the interests of the Company, a subsidiary or an affiliated company, all unexercised installments or portions of the option will be forfeited to the Company. You acknowledge that such activity includes, but is not limited to, engaging in "Business Activities" (as defined in the Appendix) for purposes of this option and for purposes of all other outstanding awards of restricted stock and options that are subject to comparable forfeiture procedures.

     Enclosed please find a Prospectus dated [date] covering the shares which are the subject of this option, and a copy of the Plan, as amended October 27, 2005. We suggest that you review the federal income tax attributes of non-qualified stock options which are discussed in the Prospectus. This option does not qualify for the federal tax benefits of an "incentive stock option" under the Internal Revenue Code, as described in the Prospectus.

ACCEPTANCE

     We agree that all of the terms and conditions of this option are reflected in this Agreement and in the Plan, and that there are no other commitments or understandings currently outstanding with respect to any other awards of stock options or restricted stock except as may be evidenced by agreements duly executed by you and the Company.

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                                     Page 2


                                                                          [Date]

     By accepting this option you: (a) represent that you are familiar with the provisions of the Plan and agree to its incorporation in this Agreement; (b) agree to provide promptly such information with respect to shares acquired pursuant to this option as may be requested by the Company and to comply with any requirements of applicable federal and other laws with respect to withholding or providing for the payment of required taxes; and (c) acknowledge that all of your rights to this option are embodied herein and in the Plan.

     Section 2 of the Plan provides that the Board of Directors shall have the authority to make all determinations which may arise in connection with the Plan. It further provides that the Board's interpretation of the terms and provisions of the Plan shall be final and conclusive.

     This Agreement shall be governed by and interpreted in accordance with Michigan law.

     Please complete your mailing address and Social Security number as indicated below and sign, date and return the copy of this Agreement to Eugene
A. Gargaro, Jr., our Vice President and Secretary, as soon as possible in order that this option grant may become effective.

                                        Very truly yours,

                                        MASCO CORPORATION


                                        -------------------------------------
                                        Richard A. Manoogian
                                        Chairman of the Board and
                                        Chief Executive Officer

I accept and agree to all the foregoing terms and conditions.


                                        -------------------------------------
                                        (Signature of Recipient)

                                        -------------------------------------

                                        -------------------------------------
                                        (Mailing Address)

                                        -------------------------------------
                                        (Social Security Number)

                                        Dated:
                                               -------------------------------

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                          APPENDIX TO OPTION AGREEMENT

     Masco Corporation (the "Company") and you agree that all of the terms and conditions of the option (the "Option") contained in the foregoing letter agreement into which this Appendix is incorporated (the "Agreement") are reflected in the Agreement and in the Company's 1997 Non-Employee Directors Stock Plan (the "Plan"), and that there are no other commitments or understandings currently outstanding with respect to any other grants of options and restricted stock except as may be evidenced by agreements duly executed by you and the Company.

     By signing the Agreement you acknowledge acceptance of the Option and receipt of the documents referred to in the Agreement and represent that you have read the Plan, are familiar with its provisions, and agree to its incorporation in the Agreement and all of the other terms and conditions of the Agreement. Such acceptance, moreover, evidences your agreement promptly to provide such information with respect to shares acquired pursuant to the Option, as may be requested by the Company.

     In addition you agree, in consideration for the grant of the Option and regardless of whether the Option becomes exercisable or is exercised, while you are a Director of the Company and for a period of one year following the termination of your term as a Director of the Company, other than a termination following a Change in Control, not to engage in, and not to become associated in a "Prohibited Capacity" (as hereinafter defined) with any other entity engaged in, any "Business Activities" (as hereinafter defined) and not to encourage or assist others in encouraging any employee of the Company or any of its subsidiaries to terminate employment or to become engaged in any such Prohibited Capacity with an entity engaged in any Business Activities. "Business Activities" shall mean the design, development, manufacture, sale, marketing or servicing of any product or providing of services competitive with the products or services of the Company or any subsidiary at any time the Option is outstanding, to the extent such competitive products or services are distributed or provided either (1) in the same geographic area as are such products or services of the Company or any of its subsidiaries, or (2) to any of the same customers as such products or services of the Company or any of its subsidiaries are distributed or provided. "Prohibited Capacity" shall mean being associated with an entity as a director, employee, consultant, investor or another capacity where (1) confidential business information of the Company or any of its subsidiaries could be used in fulfilling any of your duties or responsibilities with such other entity, or (2) an investment by you in such other entity represents more than 1% of such other entity's capital stock, partnership or other ownership interests.

     Should you either breach or challenge in judicial or arbitration proceedings the validity of any of the restrictions contained in the preceding paragraph, by accepting the Option you agree, independent of any equitable or legal remedies that the Company may have and without limiting the Company's right to any other equitable or legal remedies, to pay to the Company in cash immediately upon the demand of the Company (1) the amount of income realized for income tax purposes from the exercise of any portion of the Option, net of all federal, state and other taxes payable on the amount of such income, but only to the extent such exercises occurred on or after the termination of your term as a Director of the Company or within the two year period prior to the date of such termination, plus (2) all costs and expenses of the Company in any effort to enforce its rights under this or the preceding paragraph. The Company shall have the right to set

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off or withhold any amount owed to you by the Company or any of its subsidiaries or affiliates for any amount owed to the Company by you hereunder.

     By accepting the Option you: (a) agree to comply with the requirements of applicable federal and other laws with respect to withholding or providing for the payment of required taxes; and (b) acknowledge that all of your rights to the Option are embodied in the Agreement and in the Plan.

     Section 2 of the Plan provides that the Board of Directors shall have the authority to make all determinations which may arise in connection with the Plan. It further provides that the Board's interpretation of the terms and provisions of the Plan shall be final and conclusive. In addition, you and the Company agree that if for any reason a claim is asserted against the Company or any of its subsidiaries or affiliated companies or any officer, employee or agent of the foregoing which (1) is within the scope of the Dispute Resolution Policy (the terms of which are incorporated herein); or (2) involves any of the provisions of the Agreement or the Plan or the provisions of any other option agreements relating to Company common stock or restricted stock awards or other awards or the claims of yourself or any persons to the benefits thereof, in order to provide a more speedy and economical resolution, the Dispute Resolution Policy shall be the sole and exclusive remedy to resolve all disputes, claims or controversies which are set forth above, and you shall be deemed to be an employee within the scope of the Dispute Resolution Policy and you and the Company shall be bound as if you were an employee for all claims within the scope of the Dispute Resolution Policy, except as otherwise agreed in writing by you and the Company. It is our mutual intention that any arbitration award entered under the Dispute Resolution Policy will be final and binding and that a judgment on the award may be entered in any court of competent jurisdiction. Notwithstanding the provisions of the Dispute Resolution Policy, however, the parties specifically agree that any mediation or arbitration required by this paragraph shall take place at the offices of the American Arbitration Association located in the metropolitan Detroit area or such other location in the metropolitan Detroit area as the parties might agree. The provisions of this paragraph: (a) shall survive the termination or expiration of this Agreement,
(b) shall be binding upon the Company's and your respective successors, heirs, personal representatives, designated beneficiaries and any other person asserting a claim based upon the Agreement, (c) shall supersede the provisions of any prior agreement between you and the Company with respect to any of the Company's option or restricted stock incentive plans or other awards to the extent the provisions of such other agreement requires arbitration between you and the Company or one of its subsidiaries, and (d) may not be modified without the consent of the Company. Subject to the exception set forth above, you and the Company acknowledge that neither of us nor any other person asserting a claim described above has the right to resort to any federal, state or local court or administrative agency concerning any such claim and the decision of the arbitrator shall be a complete defense to any action or proceeding instituted in any tribunal or agency with respect to any dispute.

     The Agreement shall be governed by and interpreted in accordance with Michigan law.